Exhibit 99.1

AbCellera Reports Q1 2021 Business Results

●	Total revenue of $203 million, up from $5 million in Q1 2020
●	Total programs under contract of 119, up 63% year-over-year
●	EPS of $0.43 (basic) and $0.37 (diluted) compared to $0.01 loss per share in Q1 2020

VANCOUVER, British Columbia, May 13, 2021 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the first quarter of 2021.

“Our partnership business continued to thrive in the first quarter of 2021, expanding our diversified program portfolio through collaborations with both new and existing partners,” said Carl Hansen, Ph.D., President and CEO of AbCellera. “Royalty revenue from our COVID-19 program continues to provide us with non-dilutive funding, bolstering our strong cash position as we execute on our long-term growth strategies.”

Q1 2021 Business Highlights

●	Earned $203 million in total revenue, including $178 million in milestones and royalties.
●	Generated $117 million in net earnings, up from a $2 million loss in Q1 2020.
●	Expanded partnership business by 16 programs within the quarter, a 23% increase in the rate of growth from 13 new programs added in the same period in 2020.
●	Achieved cumulative total of 119 programs under contract with 29 partners.
●

Bamlanivimab alone and bamlanivimab together with etesevimab have been authorized under emergency/special use pathways by more than 15 countries worldwide. In the US, bamlanivimab alone is no longer authorized for emergency use, and Lilly has transitioned to exclusively supplying bamlanivimab together with etesevimab to treat COVID-19 in high-risk patients.

●	Identified a second therapeutic antibody for COVID-19, LY-CoV1404, which advanced into clinical trials in April 2021.
●	Appointed Ester Falconer, Ph.D., to Chief Technology Officer.

Key Business Metrics

Metric	March 31, 2020	March 31, 2021	Change %
Number of discovery partners	24	29	21%
Programs under contract, cumulative	73	119	63%
Program starts, cumulative	47	52	11%
Programs in the clinic	-	1	N/M

As of March 31, 2021, the Company had 119 discovery programs (up 63% from 73 on March 31, 2020) that are either completed, in progress, or under contract with 29 partners (up from 24 on March 31, 2020). The Company has started discovery on a cumulative total of 52 of these programs (up from 47 on March 31, 2020).

Discussion of Q1 2021 Financial Results

	Three months ended March 31,		Change
	2020	2021	Amount	%
	(in thousands, except percentages)
Revenue
Research fees	$4,657	$3,986	$(671)	-14%
Licensing revenue	-	20,259	20,259	N/A
Milestone payments	-	7,000	7,000	N/A
Royalty revenue	-	171,496	171,496	N/A
Total revenue	$4,657	$202,741	$198,084	4253%
●

Revenue – Total revenue was $202.7 million, up from $4.7 million in Q1 2020. Sales of bamlanivimab generated earned royalties of $171.5 million and $7.0 million for first sales in Europe. Licensing revenue of $20.3 million is a new line on the income statement and originated from the recently acquired Trianni humanized rodent platform. The partnership business produced research fees of $4.0 million, $0.7 million less than in Q1 2020.

●	Royalty Fees – Royalty fees to the National Institutes of Health on bamlanivimab were $20.0 million.
●

Research & Development (R&D) Expenses – R&D expenses were $12.4 million, compared to $4.1 million in Q1 2020, reflecting continuing strong investments in the capacity and capabilities of AbCellera’s discovery and development platform.

●	Sales & Marketing (S&M) Expenses – S&M expenses were $2.6 million, compared to $0.4 million in Q1 2020.
●

General & Administrative (G&A) Expenses – G&A expenses were $6.4 million, compared to $1.7 million in 2020, with the increase driven by investments to support the growth of the company and operations as a listed company.

●

Net Earnings – Net earnings were $117.2 million, or $0.43 per share and $0.37 per share on a basic and diluted basis, respectively, compared to a net loss of $2.1 million, or $0.01 per share on both a basic and diluted basis in Q1 2020.

●	Liquidity – $686 million of cash and cash equivalents and $193 million in accrued accounts receivable.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. To learn more, please visit us at www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Programs in the clinic represent the count of unique programs for which an Investigational New Drug, or IND, New Animal Drug or Pre-Market Approval, or PMA, application, or equivalents under other regulatory regimes, has been filed based on an antibody that was discovered by us. Where the date of such application is not known to us, the date of the first public announcement of clinical trials will be used instead for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236)521-6774

Business Development: Kevin Heyries, Ph.D.; bd@abcellera.com, +1(604)559-9005

Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778)729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(Expressed in thousands of U.S. dollars except share and per share data)

	Three months ended March 31,
	2020	2021
Revenue:
Research fees	$4,657	$3,986
Licensing revenue	-	20,259
Milestone payments	-	7,000
Royalty revenue	-	171,496
Total revenue	4,657	202,741
Operating expenses:
Royalty fees	-	20,010
Research and development(1)	4,118	12,352
Sales and marketing(1)	437	2,578
General and administrative(1)	1,650	6,422
Depreciation and amortization	574	3,305
Total operating expenses	6,779	44,667
Income (loss) from operations	(2,122)	158,074
Other (income) expense
Other (income) expense	1,001	(265)
Grants and incentives	(1,030)	(3,148)
Total other income	(29)	(3,413)
Net earnings (loss) before income tax	(2,093)	161,487
Provision for income tax	-	44,266
Net earnings (loss) and comprehensive income (loss) for the period	$(2,093)	$117,221
Net earnings (loss) per share attributable to common shareholders
Basic	$(0.01)	$0.43
Diluted	$(0.01)	$0.37
Weighted-average common shares outstanding
Basic	151,859,924	269,697,212
Diluted	151,859,924	320,282,747

(1)	Exclusive of depreciation and amortization

AbCellera Biologics Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

(Expressed in thousands of U.S. dollars except share data)

	December 31, 2020	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$594,116	$685,795
Accounts receivable	903	23,371
Accrued accounts receivable	212,336	193,071
Other current assets	5,970	5,745
Total current assets	813,325	907,982
Long term assets:
Property and equipment, net	17,923	34,618
Intangible assets	115,153	112,688
Goodwill	31,500	31,500
Investments in and loans to equity accounted investees	19,247	32,187
Other long-term assets	8,388	9,548
Total long-term assets	192,211	220,541
Total assets	$1,005,536	$1,128,523
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$20,195	$13,287
Current portion of contingent consideration payable	13,411	13,762
Income taxes payable	36,152	30,030
Accrued royalties payable	27,143	20,010
Deferred revenue	6,589	11,306
Total current liabilities	103,490	88,395
Long-term liabilities:
Operating lease liability	3,715	16,973
Deferred revenue and grant funding	25,894	28,730
Contingent consideration payable	9,148	9,378
Deferred tax liability	26,161	26,992
Other long-term liabilities	6,620	931
Total long-term liabilities	71,538	83,004
Total liabilities	175,028	171,399
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2020 and March 31, 2021: 269,497,768 and 270,925,930 shares issued and outstanding at December 31, 2020 and March 31, 2021 respectively	710,387	711,139
Additional paid-in capital	5,919	14,562
Accumulated earnings	114,202	231,423
Total shareholders' equity	830,508	957,124
Total liabilities and shareholders' equity	$1,005,536	$1,128,523

AbCellera Biologics Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(Expressed in thousands of U.S. dollars)

	Three months ended March 31,
	2020	2021
Cash flows from operating activities:
Net income (loss)	$(2,093)	$117,221
Cash flows from operating activities:
Depreciation of property and equipment	415	840
Amortization of intangible assets	158	2,465
Amortization of operating lease right-of-use-assets	73	661
Stock-based compensation	1,237	5,427
Deferred tax expense	-	623
Other	(28)	(191)
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(26,611)	(30,073)
Accrued royalties receivable	-	26,861
Income taxes payable	-	(6,123)
Accounts payable and accrued liabilities	(156)	(5,194)
Deferred revenue	27,676	6,086
Accrued royalties payable	-	(7,134)
Other assets and liabilities	(1,435)	(1,924)
Net cash (used in) provided by operating activities	(764)	109,545
Cash flows from investing activities:
Purchases of property and equipment	(583)	(3,644)
Purchase of intangible assets	(5,000)	-
Investment in equity investees	-	(12,195)
Net cash used in investing activities	(5,583)	(15,839)
Cash flows from financing activities:
Repayment of long-term debt	(2,033)	(1,716)
Proceeds from long-term debt	16,171	-
Payment of deferred financing fees	(799)	-
Short-term borrowings	(387)	-
Issuance of common shares pursuant to exercise of stock options	124	173
Proceeds from issuance of preferred shares - series A2 financing	74,662	-
Net cash provided by (used in) financing activities	87,738	(1,543)
Effect of exchange rate changes on cash and cash equivalents		(484)
Increase in cash and cash equivalents	81,391	91,679
Cash and cash equivalents, beginning of period	7,553	594,116
Cash and cash equivalents, end of period	$88,944	$685,795
Supplemental disclosure of non-cash investing and financing activities
Property plant and equipment in accounts payable	95	423
Right-of-use assets obtained in exchange for operating lease obligation	741	14,188
Purchase of intangible assets in exchange for in-licensing agreement payable	9,060	-